EXHIBIT 23.2

Level 8, 256 St. George's Terrace Perth WA 6000
BDO	Chartered Accountants & Adviesers	PO Box 7426 Cloisters Square Perth WA 6850
Tel: (61-8) 9360 4200
Fax: (61-8) 9481 2524
Email: bdo@bdowa.com.au
www.bdo.com.au

INDEPENDENT AUDIT REPORT TO THE MEMBERS OF
MOLECULAR PHARMACOLOGY LIMITED

13 March 2006

Pharmanet Group Ltd.
Level 1, 284 Oxford Street
LEEDERVILLE WA 6007

Dear Sirs

We consent to be named as auditors of Molecular Pharmacology Limited in the Form 14A.

Yours faithfully
BDO
Chartered Accountants

/s/ B G McVelgh

B G McVelgh
Partner

BDO is a national association of separate partnerships and entities.